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                                                                  Exhibit 10.2.3

                              Amendment Number 2 to
                   Information Distribution License Agreement
                                 By and Between
                        Standard and Poor's ComStock Inc.
                                       And
                iWon Inc. (now known as The Excite Network Inc.)

This Amendment Number 2 to the Information Distribution License Agreement dated January 13, 2000, is entered into by and between Standard and Poor's Comstock, Inc. ("S&P Comstock") and The Excite Network, Inc. (formerly known as Iwon, Inc) ("iWon") and is effective as of the Effective Date designated below.

Whereas, S&P Comstock and iWon previously entered into an Information Distribution License Agreement dated January 13, 2000 (as amended, the "Agreement"), and Amendment No. 1, effective December 1, 2001, the terms of which they now desire to amend; and

Now therefore, in consideration of the mutual covenants of the parties, and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Rights Granted:

      In addition to the rights granted to iWon pursuant to the Agreement, S&P Comstock now grants iWon the right to distribute, pursuant to the terms and conditions set forth in the Agreement, Dow Jones Indices, NASDAQ indices, and CME indices ("Real-time Indices") on a real-time basis via its websites at the following addresses: Iwon.com, excite.com and myway.com.

2.    Fees:

      S&P Comstock hereby waives the license fees for iWon to distribute the Real-time Indices via iWon.com and Excite.com. The license fee for iWon's right to distribute the Real-time Indices via www.myway.com, shall be [*] Dollars ($[*]) per month for the first three months following the Effective Date hereof, and [*] Dollars ($[*]) per month thereafter.

3.    Termination:

      In addition to the termination rights granted in the Agreement, iWon may terminate this Amendment Number 2, as it applies to www.myway.com upon sixty (60) days prior written notice to the other. Upon termination of this Amendment Number 2, iWon shall cease payment hereunder (except for those fees due and payable prior to termination hereof), S&P Comstock shall cease providing the Real-time Indices and iWon shall cease the distribution of the Real-time Indices hereunder.

4.    Effective Date

                               Amendment No. 2 - 1

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SF1:553524.2

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      The Effective Date of this Amendment Number 2 is December 1, 2002.

Except as otherwise provided for in this Amendment number 2, the terms and conditions of the Agreement shall continue in full force and effect.

AGREED AND ACCEPTED BY:

iWon (now known as THE EXCITE                          S&P COM STOCK
NETWORK INC.)

By: /s/ Michael Primani                                By: /s/ Maureen T. Ahern
Name: Michael Primani                                  Name: Maureen Ahern
Title: VP, Content                                     Title: VP-Sales
Date: 11/20/02                                         Date: 1/14/03

                               Amendment No. 2 - 2

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SF1:553524.2